UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007 (October 17, 2007)

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th floor Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-3252

177 Beacon Street, Unit 4, Boston, MA 02116

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 23, 2007, Global BPO Services Corp. (the “Company”) completed its initial public offering of 31,250,000 units (the “Units”). The Units were sold at an offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant (the “Warrant”) to purchase one share of Common Stock.

Prior to the closing of the public offering, the Company consummated a private placement of 7,500,000 warrants at a price of $1.00 per warrant (the “Founder Warrants”) for a total of $7,500,000, to certain founding stockholders of the Company. The Founder Warrants are substantially similar to the Warrants underlying the units sold in the initial public offering.

The initial public offering and the private placement generated gross proceeds in an aggregate amount of $257,500,000 to the Company.

On October 23, 2007, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the completion of the initial public offering.

The Company is including as an exhibit to this Current Report on Form 8-K a copy of its Second Amended and Restated Certificate of Incorporation as adopted, filed with the Secretary of State of the State of Delaware on October 17, 2007 in connection with the Company’s initial public offering.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Second Amended and Restated Certificate of Incorporation

99.1	Press release, dated October 23, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BPO SERVICES CORP.

Date: October 23, 2007	By:	/s/ R. Scott Murray
R. Scott Murray
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation

99.1	Press release, dated October 23, 2007